Exhibit 99.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2022

Jones Soda Co.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

66 South Hanford Street, Suite 150, Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Effective as of February 15, 2022, the Board of Directors (the “Board”) of Jones Soda Co. (the “Company”) approved (a) a cash bonus in the amount of $100,000 payable to Mark Murray, the Company’s Chief Executive Officer and President, and (b) a cash bonus in the amount of $33,000 payable to Eric Chastain, the Company’s Chief Operating Officer.

In addition, in connection with the previously disclosed appointment of Jamie Colbourne as the Company’s Interim Chief Financial Officer and Principal Financial Officer, the Company has entered into a consulting arrangement with Mr. Colbourne and has agreed to pay Mr. Colbourne a consulting fee of $12,500 per month. The consulting arrangement expires on March 31, 2022, unless extended by mutual agreement.

Item 8.01. Other Events

On February 18, 2022, the Company issued a press release announcing that the Company received final listing approval from Canadian Securities Exchange (the “CSE”) and the shares of common stock of the Company will begin trading on the CSE under the ticker symbol “JSDA” on February 18, 2022.

The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.         Description

99.1                  Press Release, dated February 18, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO.

February 18, 2022	By:	/s/ Mark Murray
Mark Murray Chief Executive Officer and President